Healthtech Solutions, Inc. (HLTT),
Parent Company of Varian Biopharmaceuticals Inc, Medi-Scan Inc. and RevHeart Inc., Announces the Appointment of Edward Swanson, MD as New Chief Executive Officer

Healthtech Solutions, Inc. (OTC: HLTT) (“Healthtech” or the “Company”), announced today that Edward (Ned) Swanson, M.D., was named Chief Executive Officer.

Dr. Swanson has a unique background and skillset that is particularly well suited to lead Healthtech, combining scientific, clinical, and industry knowledge. He is a co-founder of PolarityTE, Inc, (Nasdaq: PTE), a biotech company developing a range of regenerative tissue products and biomaterials, led by its flagship product SkinTE®. As a co-founder of PolarityTE, Dr. Swanson has gained extensive experience building and operating a public company, serving numerous roles as a former Director, Chief Operating Officer, and Chief Medical Officer. Additionally, he served as CEO of subsidiaries of PolarityTE that offer preclinical contract research services, Utah CRO Services, Inc. and IBEX Preclinical Research, Inc. These roles have provided Dr. Swanson with deep industry knowledge and know-how related to company formation, financing, product development, medical and regulatory affairs, manufacturing, business development, and commercialization within healthcare.

Prior to PolarityTE, Dr. Swanson was a resident in plastic and reconstructive surgery at The Johns Hopkins University School of Medicine. He has published more than 45 peer-reviewed papers, authored four book chapters, and delivered 30 conference presentations. Dr. Swanson completed his undergraduate training in bioengineering at the University of Pennsylvania, School of Engineering and Applied Science, and obtained his M.D. from Harvard Medical School.

“With Ned Swanson at the helm of Healthtech Solutions, we have the leadership and expertise of an individual who has demonstrated success at both medical bioengineering and effective public company stewardship at C-level,” said Healthtech Solutions Chairman David Rubin. “His direction will facilitate a rise to a new level for the company and serve to deliver continued growth and shareholder value.”

“I am thrilled to be joining the Healthtech team to build out a unique portfolio-style business model to bring innovative biotech and medical device technologies to the market and impact patient lives. The decentralized development of assets in this structure leverages nimble operating efficiencies at the subsidiary level combined with the experience and skillsets of the management team of Healthtech,” Dr. Swanson said. “Our goal is to identify, develop and accelerate the growth of promising technologies while fostering an innovative ecosystem amongst our subsidiaries that results in synergies at all levels. We believe our model aligns both entrepreneurs and shareholders and will result in value, driven at all levels, most importantly to patients and the healthcare system.”

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NO OFFER OR SOLICITATION

This communication shall neither constitute an offer to sell nor the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

FORWARD-LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “may,” “should,” “would,” “will,” “could,” “scheduled,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “seek” or “project” or the negative of these words or other variations on these words or comparable terminology. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates, and assumptions, and are subject to several risks and uncertainties and other influences, over many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Contacts:

Investors and Media
Chairman@hltt.tech

President@hltt.tech

CEO@hltt.tech

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